UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2023

SITIO ROYALTIES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-41585	88-4140242
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Lawrence Street, Suite 1750

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(720) 640-7620

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	STR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 3, 2023, Sitio Royalties Operating Partnership, LP, a Delaware limited partnership (“Sitio OpCo”) and subsidiary of Sitio Royalties Corp., a Delaware corporation (NYSE: STR) (the “Company”), and Sitio Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Sitio OpCo, the “Issuers”) and subsidiary of Sitio OpCo, issued and sold (the “Notes Offering”) $600.0 million aggregate principal amount of their 7.875% Senior Notes due 2028 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of October 3, 2023 (the “Indenture”), by and among the Issuers, solely for purposes of Section 4.16(b) therein, the Company, the guarantors named therein (the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”).

The Issuers are using the net proceeds of the Notes Offering to (i) fund the redemption of all of the outstanding aggregate principal amount of Sitio OpCo’s senior unsecured notes due 2026, which occurred concurrently with the consummation of the Notes Offering and (ii) repay a portion of the outstanding borrowings under Sitio OpCo’s revolving credit facility.

Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below.

Indenture and Senior Notes

The Notes are senior unsecured obligations of the Issuers. The Notes are fully and unconditionally guaranteed on a senior unsecured basis initially by all of Sitio OpCo’s subsidiaries, other than Finance Corp.

Maturity and Interest

The Notes will mature on November 1, 2028. The Notes bear interest at an annual rate of 7.875%. Interest on the Notes accrues from October 3, 2023 and is payable semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2024.

Optional Redemption

At any time prior to November 1, 2025, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of the Notes (including any additional notes issued under the Indenture) at a redemption price equal to 107.875% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, with an amount of cash not greater than the net cash proceeds of certain equity offerings, if at least 65% of the aggregate principal amount of the Notes originally issued on the Issue Date (as defined in the Indenture) remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to November 1, 2025, the Issuers may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date.

On or after November 1, 2025, the Issuers may, on any one or more occasions, redeem all or a part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	Percentage
2025	103.938%
2026	101.969%
2027 and thereafter	100.000%

Change of Control

If Sitio OpCo experiences certain kinds of changes of control (and, in some cases, followed by a ratings decline), each holder of Notes may have the right to require the Issuers to repurchase all or any part of such holder’s Notes at 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

Certain Covenants

The Indenture contains covenants that, among other things, limit Sitio OpCo’s ability and the ability of Sitio OpCo’s restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends on capital stock or redeem, repurchase or retire its capital stock or subordinated indebtedness; (iii) transfer or sell assets; (iv) make investments; (v) create certain liens; (vi) enter into agreements that restrict dividends or other payments from its restricted subsidiaries to it or any Guarantor; (vii) consolidate, merge or transfer all or substantially all of its assets; (viii) engage in transactions with affiliates; and (ix) create unrestricted subsidiaries.

Events of Default

If an Event of Default (as defined in the Indenture) occurs and is continuing under the Indenture, the Trustee or the holders of at least 25% in aggregate principal amount of the then total outstanding Notes (with a copy to the Trustee) may declare the principal of, and accrued and unpaid interest, if any, on all outstanding Notes to be due and payable immediately; provided that the Notes will be due and payable immediately without further action or notice if such an Event of Default arises from certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuers, any restricted subsidiary of Sitio OpCo that is a significant subsidiary or any group of restricted subsidiaries of Sitio OpCo that, taken together, would constitute a significant subsidiary.

The foregoing description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated as of October 3, 2023, among Sitio Royalties Operating Partnership, LP, Sitio Finance Corp., solely for purposes of Section 4.16(b) therein, Sitio Royalties Corp., the guarantors named therein and Citibank, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2023

SITIO ROYALTIES CORP.

By:	/s/ Brett S. Riesenfeld
Brett S. Riesenfeld
Executive Vice President, General Counsel and Secretary

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